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Subsidiaries and Affiliates of
Sensient Technologies Corporation (Wisconsin)             Exhibit 21

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Name                                                                                    State or other jurisdiction of incorporation
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
Corporate Group
Sensient Technologies Canada, Inc.                                                      Canada
Sensient Technologies Foreign Sales Corporation                                         Virgin Islands
Sensient Holding, Inc.                                                                  Nevada
Sensient Finance Ireland                                                                Ireland
Sensient Finance Ireland Limited                                                        Ireland
Sensient Investments Limited                                                            Ireland
Sensient Health Care Management Company                                                 Wisconsin
Sensient Technologies (UK) Limited                                                      United Kingdom
Financiere Wackherr SA                                                                  France
Sensient France SAS                                                                     France
Ratina Participations SA                                                                Luxembourg
Sensient Technologies Luxembourg SARL                                                   Luxembourg
Sensient Holdings Malta Limited                                                         Malta
Universal Holdings Cayman                                                               Cayman Islands
Biolux Finance NV                                                                       Belgium
Sensient Technologies Limited                                                           United Kingdom
Pointing Holdings Limited                                                               United Kingdom
Pointing International Ltd.                                                             United Kingdom
Dr. Marcus Betelligungs GmbH                                                            Germany
Dr. Marcus Verwaltungs GmbH                                                             Germany
Sensient Technologies Holding Deutschland GmbH                                          Germany
Flavors & Fragrances Group
Sensient Flavors Inc.                                                                   Delaware
Sensient Flavors Canada, Inc.                                                           Canada
Sensient Flavors International, Inc.                                                    Indiana
Sensient Flavors SARL                                                                   France
Sensient Fragrances, SA                                                                 Spain
Sensient Flavors Belgium N.V.                                                           Belgium
Sensient Flavors SRL                                                                    Italy
Sensient Flavors Mexico SA. de CV                                                       Mexico
Sensient Fragrances Mexico SA de CV                                                     Mexico
Flavor Burst, Inc.                                                                      Illinois
Sensient Flavors Biolux NV                                                              Belgium
Sensient Flavors Strasbourg S.A.S.                                                      France
Provamil S.A.                                                                           Belgium
Sensient Flavors (Wales) Limited                                                        United Kingdom
Sensient Flavors Limited                                                                United Kingdom
Sensient Flavors GmbH                                                                   Germany
C. Melchers Essential Oils Handels GmbH                                                 Germany
Melchers Aromen GmbH                                                                    Germany
Sensient Flavors Scandinavia AB                                                         Sweden
Melchers Flavors of America, Inc.                                                       California
Dehydrated Flavors Division
Sensient Dehydrated Flavors Company                                                     California
Inter-Agro U.S.A., Inc.                                                                 Illinois
Sensient Specialty Vegetables Ltd.                                                      Ireland
Freshfield Foods Ltd.                                                                   Ireland
Sensient Dehydrated Flavors BV                                                          Netherlands
Sensient Dehydrated Flavors SA                                                          France
Color Group
Sensient Colors Inc. (f/k/a Warner-Jenkinson Company, Inc.)                             New York
Sensient Food Colors the Netherlands BV (f/k/a Warner-Jenkinson Sensient Technologies)  Netherlands
Sensient Colors Canada Ltd. (f/k/a Warner-Jenkinson (Canada) Limited)                   Canada
Sensient Imaging Technologies LLC                                                       New Jersey
Sensient Imaging Technologies Inc. (f/k/a Formulabs, Inc.)                              California
Formulabs SA de CV                                                                      Mexico
Sensient Imaging Technologies Ltd. (f/k/a ECS Specialty Inks)                           Switzerland
Sensient Colors SA de CV (f/k/a Warner-Jenkinson SA de CV)                              Mexico
Sensient Colors UK Ltd. (Warner-Jenkinson Europe Limited)                               United Kingdom
Sensient Food Colors France SARL (f/k/a Warner-Jenkinson Europe SARL)                   France
Reggiana - Warner Jenkinson Srl.                                                        Italy
Sensient Colors Brasil Ltda (f/k/a Warner-Jenkinson Brasil)                             Brazil
Sensient Colors SA (f/k/a Warner - Jenkinson SA)                                        Argentina
SCI Cesar                                                                               France
SCI Griseda                                                                             France
Warner Jenkinson Europe GmbH                                                            Germany
Warner Jenkinson Europe Goldmann GmbH                                                   Germany                 50%
Warner Jenkinson Europe Goldmann KG                                                     Germany                 50%
Les Colorants Wackherr SA                                                               France
LCW do Brasil                                                                           Brazil                  50%
LCW Polska                                                                              Poland                  50%
LCW Iberica                                                                             Spain                   50%
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
Pointing Limited                                                                        United Kingdom
Sensient Colors South Africa (Pty.) Ltd. (f/k/a Warner-Jenkinson Pointing Pty)          South Africa
Pointing Color Inc.                                                                     Delaware
Sensient Food Colors LP (f/k/a The Monarch Food Colors LP)                              Missouri
Pointing Canada Limited                                                                 Canada
Pointing Asia Ltd.                                                                      Hong Kong
Pointing Mexico SA de CV                                                                Mexico
Sensient Food Colors (Italy) Srl (f/k/a Reggiana Antociani Srl)                         Italy
Sensient Food Colors Germany GmbH & Co. KG (f/k/a Dr. Marcus & Co.)                     Germany
Sensient Food Colors Czech Republic, s.r.o. (f/k/a Dr. Marcus CZ )                      Czech Republic
Dr. Marcus France SARL                                                                  France
Sensient Food Colors Hungary KFT (f/k/a Dr. Marcus Hungaria)                            Hungary
Sensient Food Colors Poland Sp.zo.o (f/k/a Dr. Marcus Polska)                           Poland
Sensient Food Colors Romania Srl (f/k/a Dr. Marcus COM.ROM)                             Romania
Sensient Imaging Technologies GmbH (f/k/a SynTec GmbH)                                  Germany
Sensient Imaging Technologies Germany GmbH (f/k/a AcMaRe GmbH)                          Germany
Asia Pacific Division
Sensient Technologies Asia Pacific Pte. Ltd.                                            Singapore
Sensient Technologies (Thailand), Ltd.                                                  Thailand
Sensient Technologies (Australia) Pty Ltd                                               Australia
Sensient Technologies Corporation (Japan)                                               Japan
Sensient Technologies (Philippines), Inc.                                               Philippines
Sensient Technologies Corporation (China) Ltd.                                          China
Senseint Technologies Hong Kong Limited                                                 Hong Kong
Sensient India Pvt. Ltd.                                                                India
Discontinued
Minn-Dak Yeast Company, Inc.                                                            North Dakota            20%
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